UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   November 9, 2004

ALLIANCE GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	88-0104066
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 270-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Failure to Satisfy a Continued Listing Rule or Standard.

As previously reported in Alliance Gaming Corporation’s (the “Company”) Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 9, 2004 (the “Proxy Statement”), the Company must add at least one additional director who meets the New York Stock Exchange’s (“NYSE”) listing standards for independence in order to comply with NYSE Rule 303A.01, which requires that a board of directors be comprised of a majority of independent directors. As reported in the Proxy Statement, the Company’s Board of Directors is currently in discussions with a qualified candidate, who meets such standards, to join the Board of Directors in early 2005.

On November 9, 2004 the Company contacted the NYSE to discuss its plans to come into compliance with Rule 303A.01 and the status of its discussion with the board candidate. Subsequently on November 9, 2004, the Company received an informal notification from the NYSE confirming that although the Company is not in compliance with NYSE Rule 303A.01 and that the NYSE expects companies to solve their compliance problems within a reasonable period of time, that based on the Company’s current status it appears that the Company will be able to come into compliance with Rule 303A.01 within a reasonable period of time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIANCE GAMING CORPORATION

By:	/s/ Mark Lerner
Senior Vice President and Secretary

Dated: November 15, 2004